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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                                     20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               JAMESON INNS, INC.
             (Exact name of registrant as specified in its charter)


                Georgia                                  58-2079583
(State of incorporation or organization)     (I.R.S.Employer Identification No.)

8 Perimeter Center East - Suite 8050, Atlanta, Georgia        30346-1603
       (Address of principal executive offices)               (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

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Title of each class to be so registered    Name of each exchange on which
                                           each class is to be registered
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                  None                                  None
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If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates (if applicable): 333-74149

Securities to be registered pursuant to Section 12(g) of the Act:

$1.70 Series S Cumulative Convertible Preferred Stock, par value $1.00 per share
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                                (Title of class)
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Item 1.  Description of Registration's Securities to be Registered.

     This registration statement relates to the registration with the Securities and Exchange Commission (the "SEC") of shares of $1.70 Series S Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series S Preferred Stock"), of Jameson Inns, Inc., a Georgia corporation (the "Registrant"). The description of the Series S Preferred Stock registered hereunder is set forth under the caption "Description of Jameson Capital Stock After The Merger," at page 114 of the Registrant's Registration Statement on Form S-4 filed with the SEC on March 10, 1999, and which description is incorporated herein by this reference and qualified in its entirety by reference to the Registrant's Articles of Amendment to its Amended and Restated Articles of Incorporation, which sets forth in full the preferences, limitations and relative rights of the Series S Preferred Stock.

Item 2.  Exhibits

     1. Specimen of Certificate representing Registrant's $1.70 Series S Cumulative Convertible Preferred Stock, par value $1.00 per share, incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement filed on Form S-4, File No. 333-74149.

     2. Articles of Amendment designating the $1.70 Series S Cumulative Convertible Preferred Stock, par value $1.00 per share, incorporated by reference to Exhibit 3.6 to the Registrant's Registration Statement filed on Form S-4, File No. 333-74149.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                   JAMESON INNS, INC.
                                                      (Registrant)


Date: March 26, 1999                          By: /s/ Craig R. Kitchin
                                                  ---------------------
                                                    Craig R. Kitchin
                                                        President